                               EXCHANGE AGREEMENT

         AGREEMENT, dated as of March 31, 1999, among (i) Dan E. Spencer, an individual resident of the State of Alabama ("Spencer"), Raymond Deep, an individual resident of the State of Alabama ("Deep"), Michael Bayless, an individual resident of the State of Tennessee ("Bayless"), and Michael Ivey, an individual resident of the State of Tennessee ("Ivey"), and Billy Lenox, an individual resident of the State of Alabama ("Lenox") (each a "Shareholder," and, collectively, "Shareholders") and Spectrum Information Services, Inc. an Alabama corporation, located at 114 Castle Drive, Madison, AL 35758 (the "Company"), and (ii) IBS Interactive, Inc., a Delaware Corporation, located at 2 Ridgedale Avenue, Suite 350, Cedar Knolls, NJ 07927 ("IBS").

         WHEREAS, the Company, was organized under the laws of the State of Alabama pursuant to a articles of incorporation filed on January 9, 1997; and,

         WHEREAS, Spencer, Deep, Bayless, Ivey and Lenox are the owners of all of the issued and outstanding common stock of the Company (the "Capital Stock"); and,

         WHEREAS, the Capital Stock is voting common stock; and

         WHEREAS, the Shareholders, the Company and IBS desire to combine the business of the Company with the business of IBS pursuant to a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and,

         WHEREAS, to accomplish such combination, the Shareholders desire to exchange their respective shares of Capital Stock with IBS in return for shares of voting capital stock of IBS;

         NOW, THEREFOR, the parties hereto, intending to be legally bound, hereby and in consideration of the mutual covenants contained herein, agree as follows:

1.       Exchange of Capital Stock; Exchange Price.

         A. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3), Shareholders shall assign to, transfer to and exchange with IBS, all of the Capital Stock owned, respectively, by each Shareholder, and all of each such respective Shareholder's right, title and interest of the Capital Stock and in and to the Company, and IBS shall exchange and accept from the Shareholders all of the issued and outstanding Capital Stock of the Company in exchange for Capital Stock of IBS.

         B. The aggregate exchange Price for all of the issued and outstanding Capital Stock shall be $3,200,000.00 (the "Exchange Price") (subject to adjustment as set forth in
                  Section 1.C and 1.D) payable in 145,456 shares of IBS voting common stock, par value $.01 per share (the "IBS Stock"), at a Price per share of Twenty-Two Dollars ($22.00) (the "Share Price").

         C. At the Closing (as defined in Section 3) 7.5% of the Exchange Price, $240,000.00 payable in shares of IBS Stock (the "First Reserved Shares") (10,909 shares) will be held in reserve by Continental Stock Transfer & Trust Company (the "Reserve Agent"). No later than the last business day prior to the one
                  (1)  year  anniversary  of the  Closing  Date (as  defined  in
                  Section 3) (the "Reconciliation Date"), IBS and the Shareholders' Attorney-in-Fact (as defined in Section 17.L) shall determine the dollar value of "Liabilities," if any, to be deducted from the First Reserve Amount. For purposes of this Agreement, "Liabilities" shall include any and all claims, losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys', accountants' and other professional fees, (collectively, the "Liabilities"), which have been asserted against, sustained, suffered or incurred by IBS, or IBS' respective officers, directors, shareholders and/or legal representatives, arising from or by reason of or in connection with: (i) any breach of the respective representations, warranties and covenants made by each of Shareholders and/or the Company herein, (ii) the operation of the Company on or before the Closing Date, and
                  (iii) any taxes due and payable by the Company with respect to any taxable year or portion thereof ending on or before the Closing Date to the extent such taxes are not reflected in the reserve for taxes (if any) shown on the Balance Sheet (as defined in Section 4.H.(ii)), but in all cases Liabilities shall not include: (a) obligations and Liabilities reserved against on the Balance Sheet, (b) obligations and liabilities incurred in the ordinary course of business since the date of the Balance Sheet, (c) the obligations and Liabilities of the Company for future performance under any contracts, agreements and instruments to which the Company is a party, which contracts, agreements and instruments are listed in the Disclosure Letter, (d) any Liabilities incurred in connection with, arising from or related to the operation of the business of the Company after the Closing Date or (e) taxes incurred as a result of actions taken by, or on behalf of, IBS or the

                  Company after the Closing Date. The number of First Reserved Shares, in the aggregate, to be delivered by the Reserve Agent to the Shareholders, if any, shall be determined by dividing that portion of the First Reserved Amount which remains, if any, after such Liabilities are deducted by the Share Price, and IBS shall deliver such First Reserved Shares, if any, to the Shareholders, within one (1) week following the Reconciliation Date. IBS and the Shareholders agree that until the Reconciliation Date (and for so long thereafter until the number of shares to be distributed to the Shareholders is determined), the Shareholders shall be entitled to exercise their rights to vote the shares held in the First Reserved Amount and shall be entitled to receive any dividends or other distributions made with respect to the shares held in the First Reserved Amount.

         D. At the Closing (as defined in Section 3) an additional $700,000.00 of the Exchange Price (21.875%), payable in shares of IBS Stock (the "Second Reserved Shares") (31,818 shares) will be held in reserve by the Reserve Agent. In the event that the Company enters into its proposed $2,200,000 contract with, or receives a purchase order from, Walker County to provide it with $1,560,000 in materials (which cost of materials excludes costs of labor and overhead), then, on the date that such contract is executed by all of the parties thereto, and provided that such date is prior to the Reconciliation Date, IBS and Shareholder's Attorney-in-Fact will instruct the Reserve Agent to deliver all of the Second Reserved Shares to Shareholders. In the event that Company does not enter into its proposed $2,200,000 contract with Walker County prior to the Reconciliation Date, then, no later than the Reconciliation Date, IBS and the Shareholders' Attorney-in-Fact (as defined in Section 17.L) shall (i) determine the dollar value of "Replacement Income" for the year preceding the Reconciliation Date. For purposes of this Agreement, Replacement Income shall be the actual total dollar value of the contracts and purchase orders received from prospects listed on the Disclosure Letter hereto, which list shall be added immediately following the Closing, entered into or received by Company in the year preceding the Reconciliation Date minus the total actual dollar value of all material (which costs of material do not include labor and overhead costs) related to such contracts. Upon determination of Replacement Income, IBS and

                  Shareholders' Attorney-in-Fact shall instruct the Reserve Agent to deliver to Shareholders such amount of Second Reserved Shares equal to the Replacement Income divided by the Share Price and the Reserve Agent shall deliver such First Reserved Shares, if any, to the Shareholders, within one (1) week following the Reconciliation Date. The maximum amount of Exchange Price adjustment or any other liability to be incurred by Shareholders in connection with the Walker County contract shall be limited to the Second Reserve Shares. IBS shall, following the Closing, use its reasonable best efforts to obtain the aforesaid contract or purchase order from Walker County. IBS and the Shareholders agree that until the Reconciliation Date, (and for so long thereafter until the number of shares to be distributed to the Shareholders is determined) the Shareholders shall be entitled to exercise their rights to vote the shares held in the Second Reserved Amount and shall be entitled to receive any dividends or other distributions made with respect to the shares held in the Second Reserved Amount.

         E. The Exchange Price, less the First Reserved Amount and the Second Reserved Amount ($2,260,000) (the "Adjusted Exchange Price"), payable in 102,738 shares of IBS Stock (the "Closing Shares"), shall be delivered to the Shareholders at the Closing (as defined in Section 3).

2. Transfer of Shares. Each of the Shareholders agrees that each and every exchange, transfer, assignment and/or encumbrance of any of the Closing Shares or the Reserved Shares (the Closing Shares and the Reserved Shares are collectively referred to herein as the "Shares"), respectively, will comply in all respects with the provisions of Rule 144 of the Securities Act of 1933, as amended.

3. Closing. The closing of the exchange of the Capital Stock of the Company and the IBS Capital Stock and the other matters contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on March 31, 1999, at the offices of the Bradley Arant Rose & White LLP, or at such other time and place as mutually agreed upon by the parties, time being of the essence, (the "Closing Date").

4. Representations and Warranties of Shareholders. Each Shareholder (other than Lenox), severally and jointly, hereby represents and warrants to IBS as follows, and acknowledges that, except with regard to matters set forth on the Disclosure Letter, IBS is relying upon such representations and warranties, respectively, in connection with the exchange by IBS of the IBS Stock for the Capital Stock of the Company:

         A. Legal Capacity; No Restrictions. Each of the Shareholders has full legal capacity, power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. All acts required to be taken by the Shareholders to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement, assuming the due execution and delivery of this Agreement by IBS, constitutes a legal, valid and binding obligation of each of the Shareholders, enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy laws and other laws of general application relating to creditor's rights, general principles of equity or principles of public policy. The execution, delivery and performance of this Agreement by each of the Shareholders in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of any rights under, or result in the creation of any Encumbrance (as defined in Section 4.B) pursuant to, or require the consent of any third party or governmental authority pursuant to (a) any provision of the articles of incorporation, as now in effect, or bylaws, as now in effect, of the Company, or (b) any franchise, mortgage, indenture or deed of trust or any material lease, license or other agreement or any law, regulation, order, judgment or decree to which any of the Shareholders or the Company is a party or by which any of them (or any of their assets, properties, operations or businesses) may be bound, subject to or affected, which would have a material adverse effect on the Company.

         B.       Ownership.   The  Shareholders  own  all  of  the  issued  and
                  outstanding Capital Stock of the Company. Set forth in the Disclosure Letter is the name and address of, and number, class and percentage interest of Capital Stock owned by, each of the Shareholders. Each Shareholder is the sole registered holder and beneficial owner of his Capital Stock, free and clear of any and all Encumbrances (the term "Encumbrances" as used herein shall mean a mortgage, lien, encumbrance, security interest, restriction, pledge, options, calls, assessments, adverse claims or rights with respect to the property involved). Each Shareholder has all legal right, title and authority to transfer the Capital Stock to IBS as contemplated hereby. The assignment, transfer and exchange of the Capital Stock to IBS in accordance with Section 1 hereof will vest in IBS full right, title and interest in and to all of the Capital Stock of the Company, free and clear of any and all Encumbrances.

         C. Shareholders' Interest in Similar Businesses. Except as set forth in the Disclosure Letter to this Agreement, no Shareholder has any financial interest in any person, firm or entity (other than the Company) which is, or since the Balance Sheet Date was, directly or indirectly, engaged in any business engaged in by the Company, or which is a party to any material agreement to which the Company is also a party. Notwithstanding the foregoing, Shareholder shall not be in violation of this Section 4.C solely by owning or investing in less than 1% of the securities of any publicly traded company.

         D. Ownership Interests. The authorized Capital Stock of the Company consists of 500 shares of common stock, par value $1.00 per share. The issued and outstanding Capital Stock of the Company and the respective holders thereof are as set forth in the Disclosure Letter. All issued Capital Stock of the Company is duly authorized, validly issued and fully paid and non-assessable. No options, warrants or other rights for the purchase of any of the Capital Stock of the Company or any security convertible into such Capital Stock are authorized and outstanding. There are no voting trusts or other contractual commitments or understandings with respect to the ownership, transfer and/or voting of the Capital Stock. There are no contracts, commitments or understandings to issue any additional Capital Stock and there are no securities or rights of any kind outstanding which are convertible into or exchangeable for any Capital Stock or other equity interests in the Company. The execution and delivery by Shareholders of this Agreement and the performance by Shareholders of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate and stockholder actions on the part of Shareholders and Company.

         E. Subsidiary; Investments in Others. The Company has no subsidiaries and does not: (i) own, directly or indirectly, any capital stock or membership interests of another corporation; or (ii) except as set forth in the Disclosure Letter, have any equity interest, directly or indirectly, in any unincorporated association, partnership, joint venture or other entity, nor has the Company made any commitment to purchase any capital stock of, or otherwise made any investment in, any other corporation, unincorporated association, partnership, joint venture or other entity.

         F. Company Existence and Power. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Alabama, and, except as set forth in the Disclosure Letter, the Company is qualified to do business and is in good standing in all other states in which the Company is required to qualify to do business. The Company has the power to own, lease or operate its properties and to carry on its business as now being conducted. The Shareholders have furnished to IBS true and complete copies as the same are currently in effect of (i) the articles of incorporation of the Company and all amendments thereto, certified by the Secretary of State or other appropriate governmental official of its jurisdiction of incorporation certified as true and correct by each of the Shareholders, and (ii) the bylaws, as currently amended and in effect, of the Company, certified as true and correct by the secretary of the Company. The Company has the requisite corporate power to execute and deliver this Agreement and perform the transactions contemplated hereby to be performed by it. The execution and delivery by Company of this Agreement and the performance by Company of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate and stockholder actions on the part of Company. This Agreement has been duly executed and delivered by a duly authorized officer of Company and, assuming the due execution and delivery of this Agreement by IBS, constitutes a valid and binding obligation of Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws and other laws of general application relating to creditor's rights, general principles of equity or principles of public policy. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of the transactions contemplated hereby to performed by it will not
                  (i) conflict with the articles of incorporation or by laws of the Company, (ii) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract, permit, order, judgment or decree to which Company is a party or to which it is bound, which would have a material adverse effect on the Company, (iii) constitute a violation of any law or regulation applicable to Company, which would have a material adverse effect on the Company, or (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of the Company.

         G. Records. Except as set forth in the Disclosure Letter, the minute books and shareholders list, including any transfers of Capital Stock, of the Company, previously delivered by Shareholders to IBS or their representatives, are complete and correct in all material respects, and there have been no material transactions involving the Company which would be required to have been set forth therein and which have not been so set forth.

         H. Financial Statements. The Shareholders have delivered to IBS the following financial statements, including notes, comments, schedules (except for prepaid insurance and fixed assets), and supplemental data therein (collectively called the "Financial Statements"), all of which have been prepared from the books and records of the Company in accordance with accounting principles consistently applied and maintained throughout the periods indicated, and fairly present the financial condition of the Company in all material respects as at their respective dates and the results of the operations of the Company for the periods covered thereby:

                  (i) unaudited balance sheets of the Company at December 31, 1998 and statements of income for the year then ended, all compiled by the Company's certified public accountants.

                  (ii) unaudited balance sheet of the Company ("Balance Sheet") as at February 28, 1999 ("Balance Sheet
                           Date"),  and  unaudited   statements  of  income  and
                           balance sheet for the two (2) months then ended ("Interim Financial Statements").

                  (iii) the Interim Financial Statements reflect all outstanding indebtedness for borrowed money, as of the date hereof, pursuant to loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties and lease purchase agreements to which the Company is a party or by which any of its properties is bound.

                  (iv) without limiting the generality of the foregoing provisions of this Section 4.H, to the best knowledge of Shareholders, the Financial Statements have been prepared in all material respects on the following bases:

                           (a) All fixed assets and equipment have been valued at actual cost less accumulated depreciation, and no asset has, directly or indirectly, been written up.

                           (b) The statements of income do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified therein.

                           (c) Pension, benefit and welfare plan payments and severance pay have been accrued for each employee of the Company as of the Balance Sheet Date, on the basis of benefits customarily granted. Vacation and sick pay have not been accrued as of the Balance Sheet Date. The Company's aggregate liability for vacation and sick pay as of the Balance Sheet Date does not exceed $35,000.00. Bonuses are not accrued by the Company until year-end. All bonuses are discretionary and no employee of the Company has any contractual rights to a bonus for any period during the fiscal year ending December 31, 1998.

                           (d) Transactions between the Company and any affiliate thereof are reflected therein.

                           (e) Except as set forth in the Disclosure Letter, the accounts receivable of the Company included in the Balance Sheet (less applicable reserves) are collectible, have been collected or are expected to be collected in full over the period of usual trade terms (by use of the Company's normal collection methods) in all material respects, and, to the best knowledge of Shareholder, there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such net receivables, and all such receivables are actual and bona fide receivables representing the total dollar amount thereof shown on the books of the Company.

                           (f) To the best knowledge of Shareholders, the Company has no material liabilities, whether absolute, accrued, contingent or otherwise, except (A) as and to the extent reflected or reserved against on the Balance Sheet, and
                                    (B) those incurred in the ordinary course of
                                    business   and    consistent    with   prior
                                    practices,  since the Balance  Sheet Date or
                                    otherwise   disclosed   in  the   Disclosure
                                    Letter,  (C)  obligations and liabilities of
                                    the  Company  for future  performance  under
                                    contracts,  agreements  and  instruments  to
                                    which  the   Company   is  a  party,   which
                                    contracts,  agreements and  instruments  are
                                    listed in the Disclosure Letter and (D) such
                                    liabilities  which were not required to have
                                    been disclosed on the Balance  Sheet,  as of
                                    said  date,  in  accordance  with  generally
                                    accepted accounting  principles.  To each of
                                    Shareholder's   respective  best  knowledge,
                                    there are no facts or circumstances existing on the date hereof which could be reasonably likely to result in the occurrence of any such liability.

         I. Taxes, Tax Returns. All federal, state, local and foreign income, excise, property, sales and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by the Company, and, to the best knowledge of Shareholders, by any other person, firm or corporation which will or may be material liabilities of the Company, for all periods ending on or before the Balance Sheet Date, have been paid in full, or have been fully reserved against on the Balance Sheet. The Company has filed all federal, state, local and foreign income, excise, property, sales, withholding, social security, information returns and other tax returns, reports and related information ("Returns") due and required to have been filed by it prior to the date hereof , and no extensions of the time for filing a Return is presently in effect. The Returns that have been filed have been, in all material respects, accurately prepared and have been duly and timely filed. The Company is not and has never been a member of any affiliated group filing a consolidated tax return. The Company has not received notice that any of the Company's
                  Returns have been examined by any governmental or other authority exercising any taxing or tax regulatory authority for any fiscal years or periods since it came into business. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return, or payment of any tax, governmental charge, assessment, deficiency, penalties, fines or interest by the Company. There is no action, suit or proceeding pending, or, to the best knowledge of Shareholders, investigation or claim now threatened against the Company in respect of taxes, governmental charges or assessments, or any matter under discussion with any governmental or other taxing authority relating to taxes, governmental charges or assessments asserted by any such authority.

         J. Absence of Certain Changes or Events. Except as set forth in the Disclosure Letter, since the Balance Sheet Date, the Company has not:

                  (i) issued, delivered or agreed to issue or deliver any Capital Stock, bonds or other Company securities, or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereto except as contemplated herein;

                  (ii)     borrowed  or  agreed  to  borrow  any  funds   except
                           indebtedness due to First Commercial Bank, not in excess of the amount thereof shown on the Balance Sheet;

                  (iii) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade obligations due to third parties and other liabilities and obligations incurred in the ordinary course of business and consistent with prior practice;

                  (iv) discharged or satisfied any Encumbrance outside the ordinary course of business other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with prior practice;

                  (v) sold, transferred, leased to others or otherwise disposed of any assets, except for inventories, supplies or other assets sold for fair consideration in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value other than non-material debts and claims in the ordinary course of business;

                  (vi) except as set forth in the Disclosure Letter and except for expiration or termination in accordance with the terms of any contract, lease or agreement, received any notice of termination of any contract, lease or other agreement, or suffered any damage, destruction or casualty loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a material adverse effect on its condition (financial or otherwise), properties, assets, liabilities, operations or prospects;

                  (vii) reduced its inventories or supplies materially below normal levels for the continuation of business in the usual course;

                  (viii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or any other labor trouble other than routine grievance matters none of which is material, or had any material adverse change in its relations with its employees, agents, customers or suppliers;

                  (ix) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto, except in the ordinary course of business;

                  (x) except as set forth in the Disclosure Letter and except with regard to a tax distribution to pay the tax liability associated with the income of the
                           Company since January 1, 1999, made any accrual or arrangement for any bonus, or any severance or termination pay to (a) any present or former officer or employee who is or was receiving compensation at an annual rate in excess of $10,000; or (b) any person, firm or corporation which is or was furnishing professional or consulting services to the Company;

                  (xi) increased the rate of compensation payable or to become payable by it to any of its directors, officers or employees who is or was receiving compensation at an annual rate in excess of $10,000; entered into an employment agreement or amended any employment agreement for any such person; or made any material increase in any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such director, officer or employees;

                  (xii) except as set forth in the Disclosure Letter, declared or made, or agreed to declare or make, any payment of distributions of any assets of any kind whatsoever to any Shareholder or any affiliate of any Shareholder, or purchased or redeemed, or agreed to purchase or redeem, any of its Capital Stock, or made or agreed to make any payment to any Shareholder or any affiliate of any Shareholder, whether on account or with respect to long-term debt, management fees or otherwise except in the ordinary course of business, such as normal payroll payments;

                  (xiii) to the best knowledge of Shareholder, suffered any other material adverse change, event or condition outside the ordinary course of business which, in any case or in the aggregate, has had a material adverse effect on its condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects; or,

                  (xiv) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses; provided, however, any commitments made by or at the direction of IBS shall not constitute a breach of the representations and warranties of Shareholder.

         K. Title to Property. The Company does not own any real property. Set forth in the Disclosure Letter is a list of each lease, sublease, license or any other instrument under which the Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which the Company has assigned, sublet or granted any rights therein, true and correct copies of which have been provided to IBS. Except as set forth in the Disclosure Letter, the Company has good and valid title to all its properties and assets, including, without limitation, those reflected in its books and records and in the Balance Sheet except (a) inventory, supplies and other assets sold for fair consideration or consumed after the Balance Sheet Date in the ordinary course of business, and (b) assets no longer used or useful in the conduct of its business. None of the properties and assets of the Company are subject to any Encumbrance or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except for (i) those which are set forth in the Balance Sheet as securing specific liabilities,
                  (ii) leases, licenses and other agreements set forth in the Disclosure Letter, or (iii) as set forth in the Disclosure Letter. All the properties and assets owned, leased or used by the Company are in good operating condition and repair (ordinary wear and tear excepted), are, in the judgment of Shareholders, suitable for the purposes used, and are, in the judgment of Shareholders, adequate and sufficient for the Company's operations, as the Company is currently being operated, and meet, in all material respects, all applicable material laws, rules and regulations relating to such property. All leases are in full force and effect and true and complete copies of all leases have been delivered to IBS or their representatives.

         L. Permits and Licenses; Compliance with Law. All licenses, permits, authorizations, variances, exemptions, orders and approvals from federal, state, local and foreign governmental and regulatory bodies held or required to be held by the Company in connection with its ownership and lease of real and personal property and the operation of its business have been obtained, other than those Permits which would not have a material adverse effect on the Company. The Company is in compliance in all material respects with the terms of such Permits held by it or applicable to it and with all material requirements, standards and procedures of the federal, state, local and foreign governmental or regulatory bodies which issued them. Except as set forth in the Disclosure Letter, the Company is in compliance in all material respects with all material, federal, state, local and foreign laws, ordinances, codes, regulations, orders, requirements and standards of procedures which are applicable in any material respect to its business. The Disclosure Letter includes, to the extent that any of the following exists: (i) a list of each such adjudged violation; and (ii) a list of each asserted violation, notice of inspection, inspection report or any other written report (excluding Returns) delivered by any governmental or regulatory agency to the Company or delivered by the Company to any governmental or regulatory agency relating to enforcement of or compliance with any of such laws, ordinances, codes, regulations, orders, requirements, standards and procedures material to the Company. Except as set forth in the Disclosure Letter, (i) the Company has complied in all material respects with all existing material federal, state and local laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted, other than those which would not have a material adverse effect on the Company, and neither the ownership nor use of the Company's properties nor the conduct of its business conflicts, illegally or in violation of any agreement, with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any term or provision of (a) the articles of incorporation or bylaws of the Company, as presently in effect, or (b) any mortgage, indenture, deed of trust or material encumbrances, lease, license or agreement or any material law, ordinance, rule, regulation, order, judgment or decree to which the Company is a party or by which it or any of its properties, assets or operations may be bound and which might materially adversely affect any such properties, assets or operations; and (ii) each of Shareholders, respectively, does not know of any material proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the business, operations or properties of the Company and which might materially adversely affect its properties, assets, operations or prospects, either before or after the Closing Date. Without limiting the generality of the foregoing, to the best knowledge and belief of each of Shareholders, neither Shareholders, the Company nor any manager, employee or agent of the Company has, directly or indirectly, made, promised to make, or authorized the making of, an offer, payment or gift of money or anything of value to any government official, political party or employee, agent or fiduciary of a customer, to obtain a contract for or to influence a decision in favor of the Company where such offer, payment or gift was or would be, if made, in violation of any applicable law, nor have they maintained cash or anything of value, in an account or otherwise, not properly and accurately accounted for on the books and records of the Company for this purpose.

              M. Contracts with Customers and Others. Except as set forth in the Disclosure Letter and except for contracts with customers which have expired or terminated in accordance with the terms of any applicable agreement, none of the customers or other persons which are parties to any agreements to which the Company is a party has notified the Company of any intention to terminate its contract or arrangement for service, as a result of the transactions consummated hereby.

              N. Product Warranties and Guarantees. Except with respect to forms of product and service warranties or guarantees of any nature set forth in the Disclosure Letter or otherwise provided by the Company in the ordinary course of business, and except for obligations of the Company pursuant to any agreements to which the Company is or was a party and jobs performed by the Company in the ordinary course of business, the Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

              O. Material Agreements; Validity; No Default. The Disclosure Letter sets forth a list of (i) all acquisition agreements under which the Company will acquire the business or a substantial portion of the assets of any other person, firm or entity pursuant to which the Company has any continuing obligation, and any claims by parties other than the Company with respect thereto; (ii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company is a party relating to the sale or furnishing by it of goods or services where the consideration for such sale is $10,000.00 or more, in any single case, any claims by parties other than the Company with respect thereto, and the forms of any express product guarantees or warranties made by the Company relating to its goods or services; (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company is a party relating to the purchase by it of goods or services where the consideration for such purchase is $10,000.00 or more, in any single case, and any claims by the Company with respect thereto; and (iv) all contracts, agreements and commitments not yet fully performed, pursuant to which the Company will acquire the business or any substantial portion of the assets of any other person, firm or corporation. All the contracts, agreements, leases, licenses and commitments required to be listed in the Disclosure Letter are valid and binding, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy laws and other laws of general application relating to creditor's rights, general principles of equity or principles of public policy, and are in full force and effect, to the extent enforceable against the Company. Except as set forth in the Disclosure Letter, there is not under any such contract, agreement, lease, license or commitment (a) any existing material default by the Company or any event which, after notice or lapse of time, or both, would constitute a material default by the Company or result in a right to accelerate by any other person or a loss of any material rights of the Company and (b) to the best of each respective Shareholders' knowledge, any default by any other person, or any event which, after notice or lapse of time, or both, would constitute a default by any such person or result in a right to accelerate by the Company or a loss of any material rights of any such person. The Company is not a party to or bound by any contract, agreement, lease, license or commitment which, upon performance, is reasonably expected to result in any loss or liability to the Company. True and complete copies of all contracts, agreements, leases, licenses, commitments and other documents listed in the Disclosure Letter (together with any and all amendments thereto) have been delivered to IBS or its representatives.

         P. Intellectual Property. Set forth in the Disclosure Letter is a list of all material patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, domain names, copyrights and copyright registrations, and applications therefor, and software licenses of the Company and all computer software used by the Company (the "Intellectual Property"). Except as set forth in the Disclosure Letter, to the Shareholders' best knowledge, the Company owns or possesses the royalty-free license or other right to use all Intellectual Property which are listed in the Disclosure Letter or which are necessary to conduct its business as presently operated without conflict with or infringement upon any valid rights of others. To each of the Shareholder's respective best knowledge, no person, firm, corporation or other entity is entitled to restrain the Company from using any such copyright, trademark, service mark, service name, trade name, domain names, computer software or patent. The Company has not received any notice claiming that it is infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, domain name, patents, patent rights, licenses or trade secrets owned by any person, firm, corporation or other entity. Except as set forth in the Disclosure Letter, there are no outstanding options, licenses or agreements of any kind with respect to the
                  Intellectual Property. None of the Shareholders or the Company's managers or employees or any affiliate thereof has any interest in any Intellectual Property.

         Q. Consents. Except as set forth in the Disclosure Letter, no material consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by the Company or Shareholders, (i) in order for this Agreement to constitute legal, valid and binding obligations of Shareholders or to authorize or permit the consummation by Shareholders of the transactions contemplated hereby and thereby or (ii) under or pursuant to any material governmental or quasi-governmental permits, licenses, consents authorizations or approvals held by or issued to the Company (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or the consummation of the transactions contemplated hereby, other than those which would not have a material adverse effect on the Company.

         R. Receivables. Except as set forth in the Disclosure Letter, all receivables of the Company (including loans receivable and advances) other than accounts receivable which are reflected in the Balance Sheet, and all such receivables which have arisen since the Balance Sheet Date, constituted and will constitute only valid claims against third parties not affiliated with the Company, arising only from bona fide transactions in the ordinary course of business and, to the best knowledge of Shareholders, will (or have been or are expected to be) fully collected or collectible in accordance with the usual terms customarily utilized by the Company without resort to litigation and without defense, offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with prior practice as reflected on the Balance Sheet. Shareholders have delivered to IBS an aging schedule for the accounts receivable of the Company at the Balance Sheet Date.

         S. Litigation. Except as set forth in the Disclosure Letter, there is no claim, legal action, arbitration, governmental or other legal or administrative proceeding pending or to the best knowledge of Shareholders, investigation pending, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of each respective Shareholder threatened, against or relating to the Company, its properties, assets, business or Capital Stock or the transactions contemplated by this Agreement, and each respective Shareholder does not know of any basis of the same. Except as disclosed in the Disclosure Letter, there is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which the Company is a party or by which the Company or its assets, properties, business or Capital Stock are bound.

         T. Employee Plans. The Disclosure Letter sets forth a list of all Employee Plans (as defined below). "Employee Plans" means all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock options, bonus or other incentive plans, severance plans, or other employee benefit plans or arrangements, whether or not funded, covering any of the Company's current or former officers, employees, directors or consultants or to which the Company is a party or bound or otherwise may have any liability to any person (including any such plan formerly maintained or in connection with which the Company may have any liability to any person after the Closing, and any such plan which is a multi-employer plan. No Employee Plan fails to comply in full with applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued under ERISA, in such a manner as to constitute, in the aggregate, a material adverse event. Complete and correct copies of all determination letters issued by the Internal Revenue Service relating to any qualified plans under Section 401(a) of the Internal Revenue Code have previously been delivered to IBS, to the extent the Company was required to obtain such letters under applicable law. No facts or circumstance, including, without limitation, any "reportable events" as defined in ERISA and the regulations promulgated under ERISA, exist in connection with such plans which constitute, in the aggregate, a material adverse event with respect to an Employee Plan, or which might constitute grounds for the termination of any such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, nor does any such plan have any funding deficiency.

                           The Company has  complied  with and  performed in all
                  material respects all contractual obligations required by it to be performed with respect to any Employee Plan or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Company to any Employee Plan prior to the date hereof have been made or accrued. Except as disclosed in the Disclosure Letter and except as disclosed at the direction of, or pursuant to discussions with, IBS, the Company has not communicated generally to its employees regarding any material increases of benefit levels (or creation of material new benefits) with respect to any Employee Plan beyond those reflected in the current Employee Plans.

                           Except as set  forth in the  Disclosure  Letter,  the
                  Company has not participated in or incurred an obligation to contribute to any Multiemployer Plan (as defined in Section 3(37) of ERISA) or incurred or been notified of any withdrawal liability in respect of any such plan.

         U. Insurance. Set forth in the Disclosure Letter is a description of all fire, theft, casualty, liability and other insurance policies insuring the Company, all performance bonds, customs bonds and the like maintained by, or for the benefit of, the Company, and all life insurance policies maintained for any of its employees, specifying with respect to each such policy or bond the name of the insurer or issuer, the risk insured against or covered thereby, the limits of coverage, the deductible amount (if any), the premium rate or cost and the date through which coverage will continue by virtue of premiums already paid. To the best of Shareholders' knowledge, the Company maintains adequate insurance coverage, in an amount obtained by comparable entities, for normal risks incident to the Company's assets, properties and business operations. Such insurance will continue to be in force as of the Closing Date.

              V. Disclosure. To the best knowledge of Shareholders, no representation or warranty by Shareholders contained in this Agreement, and no information contained in the Disclosure Letter or any other instrument furnished or to be furnished to IBS pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

              W. Bank Accounts. The Disclosure Letter sets forth the name of each bank or other financial institution in which the Company has an account or safe deposit box or vault arrangement and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from the Company.

              X. Employee Matters. The Disclosure Letter sets forth (i) the name of each employee of the Company; the amount paid to him for services rendered during the calendar years 1997 and 1998; the current annual rate of his or her compensation; a list of all written contracts of employment of the Company and all consulting agreements with the Company and the terms thereof;
                  (ii) all collective bargaining or other labor agreements, if any, to which the Company is a party; all affirmative action plans or other such plans in effect since January 1 1997;
                  (iii) all union organizing efforts conducted or being conducted or threatened with respect to employees of the Company; all labor-related work stoppages experienced by the Company since January 1, 1997; and (iv) all reports filed since January 1, 1997 with governmental agencies relating to equal employment opportunities and employment of protected minorities (including women and persons over age 40); all decisions rendered by governmental agencies (including Courts and the Equal Employment Opportunity Commission) with respect to claims or complaints filed alleging unlawful, discriminating employment practices; and all such claims or complaints now pending; and, (v) the officers of the Company now in office. Other than as set forth in the Disclosure Letter, the Company has no employment agreements with any of its employees other than At-Will employment agreements that give the Company the right to terminate at any time any such employee without notice or cause, subject to statutory exceptions, such as termination as a result of discrimination and the like.

              Y.  Finders'  and  Brokers'  Fees.  Neither  Shareholders  nor the
                  Company, nor anyone on behalf of any such persons, has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

              Z. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama; Each Shareholder has the requisite corporate power and authority to own, lease otherwise hold the Capital Stock held by him; Company has the requisite corporate power to execute and deliver this Agreement and perform the transactions contemplated hereby to be performed by it; The execution and delivery by Company and Shareholders of this Agreement and the performance by Company and Shareholders of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary corporate and stockholder actions on the part of Company and/or Shareholders. This Agreement has been duly executed and delivered by a duly authorized officer of Company and, assuming the due execution and delivery of this Agreement by IBS, constitutes a valid and binding obligation of Company enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by bankruptcy laws and other laws of general application relating to creditor's rights, general principles of equity or principles of public policy.

              AA. The  execution  and delivery of this  Agreement by the Company does not, and the performance by the Company of the transactions contemplated hereby to performed by it will not
                  (i) conflict with the articles of incorporation or by laws of the Company, (ii) conflict with, or result in any violation of, or constitute a material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract, permit, order, judgment or decree to which Company is a party or to which it is bound, which would have a material adverse effect on the Company, (iii) constitute a violation of material any law or regulation applicable to Company, which would have a material adverse effect on the Company or (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of the Company.

              BB. Investment Intent.

                  (i)      Each  certificate  representing  the Shares  shall be
                           imprinted   with  a  legend  in   substantially   the
                           following form:

                  (i) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED THEREUNDER. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE EXCHANGE AGREEMENT, DATED AS OF MARCH 31, 1999 AND AS AMENDED AND MODIFIED FROM TIME TO TIME BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST WITHOUT CHARGE.

                  Notwithstanding the foregoing, IBS agrees to cause the foregoing legend to be removed from the Stock Certificates representing the IBS Stock no later than 1 year after the Closing Date, such removal date currently being projected as April 1, 2000.

                  (ii) Each of Shareholders, respectively, is acquiring the Shares for his, her or its own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such Shares or any part thereof.

                  (iii) Each of Shareholders, respectively, is (a) an "accredited investor" as that term is defined in Rule 401(a) promulgated under the Securities Act of 1933, as amended, or (b) is an investor experienced in the valuation of businesses similar to IBS, and (c) is able to fend for him, her or its self in the transactions contemplated by this Agreement, and (d) has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, and (e) has the ability to bear the economic risks of this investment, (f) has had access to and has received such information regarding IBS as is specified in subparagraph (b)(2) of Rule 402 promulgated under the Securities Act of 1933, as amended, and (g) without in any way limiting IBS's right or ability to rely on the representations and warranties made by Shareholders in or pursuant to this Agreement, have been afforded prior to the Closing the opportunity to ask questions of, and to receive answers from, IBS and to obtain any additional information, to the extent IBS has such information or could have acquired it without unreasonable expense, all as necessary for each of Shareholders, respectively, to make an informed investment decision with respect to the exchange of the IBS Stock.

                  (iv) Each of Shareholders, respectively, understands and acknowledges that (a) the Shares to be sold and issued hereunder are unregistered and may be required to be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available; (b) IBS is under no obligation to file a registration statement with the Securities and Exchange Commission with respect to the Shares; and
                           (c) Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Shares, but Shareholders understand that limited sales of unregistered securities pursuant to Rule 144 will become available with respect to the Shares beginning April 1, 2000.

                  (v) Each of Shareholders, respectively, acknowledges that the representations and warranties of IBS in this Agreement or in any documents delivered in connection herewith or the negotiations hereunder or the filings made by IBS with the Securities and Exchange Commission, when made, provided for herein represent the sole and exclusive representations and warranties of IBS to the Shareholders in connection with the transactions contemplated hereby, and each of the respective Shareholders understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including, but not limited to, any relating to the future or historical financial condition, results of operations, assets or liabilities of IBS) are specifically disclaimed by IBS.

5. Covenants of Shareholders and Company Prior to Closing. From the date of this Agreement until the Closing:

                  A. General. Each Shareholder and the Company, respectively, will use their reasonable best efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 8 and 10 of this Agreement).

                  B. Conduct of Business Pending Closing. Except as otherwise consented to in writing by IBS, Shareholders shall cause the Company to diligently conduct its business only in the ordinary course and consistent with prior practice and have maintained, kept and preserved its assets and properties in good condition and repair, ordinary wear and tear excepted, and maintained insurance thereon in accordance with present practice. Shareholders shall use their reasonable best efforts to preserve the business and organization of the Company intact to keep available to IBS the services of the present managers and employees of the Company, and to preserve for the benefit of IBS the goodwill of the suppliers and customers of the Company and others having business relations with the Company. The Shareholders shall give IBS prompt written notice of any material adverse change in or addition to any of the information contained in the representations and warranties made herein by the Shareholders or in the Disclosure Letter to this Agreement which has occurred prior to the Closing Date. Without limiting the generality of the foregoing:

                  (i) Without IBS' prior written approval, Shareholders shall cause the Company to not amend, modify, supplement or otherwise alter its articles of incorporation or bylaws, as currently amended and in effect, or merge or consolidate or obligate itself to do so with or into any other entity;

                  (ii) Without IBS' prior written approval, Shareholders shall cause the Company to not enter into any contract, agreement, commitment or other understanding or arrangement except for those in the ordinary course of business.

                  (iii) Shareholders shall cause the Company to comply with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted;

                  (iv) Shareholders shall cause the Company to accurately prepare and duly and timely file all required federal, state, local and foreign Returns of the Company and pay all federal, state, local and foreign taxes (including, without limitation, taxes on properties, income, franchises, licenses and payrolls) shown on such Returns as are due and required to be paid or otherwise due and payable without the preparation or filing of any Return;

                  (v) Without IBS' prior written approval, Shareholders shall cause the Company to not declare or make any payment of distributions to its members or upon or in respect of any Capital Stock, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any Capital Stock or securities other than a distribution to the Shareholders in an amount equal to the tax liability of such Shareholders with regard to the operations of the Company since January 1, 1999 and other than any other distribution permitted by this Agreement; and,

                  (vi) Neither the Shareholders nor the Company will, without IBS' prior written approval, perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in clauses (i) through (xiv) of Section 4.J of this Agreement.

         C. Access, Information and Documents. Prior to the Closing Date, the Shareholders shall have given to IBS and to IBS's accountants, counsel and other representatives, full access during normal business hours to all property, contracts, commitments, books and records of the Company (including minute books and membership lists) and have furnished to IBS all such documents and copies of documents (certified by a manager of the Company if requested) and information with respect to the affairs of the Company that IBS have from time to time reasonably requested, and have notified IBS as to any unusual problems or developments, if any, with respect to the business of the Company prior to the Closing.

         D. No Transfers. Shareholders will not sell, assign, deliver or otherwise transfer any of the Capital Stock of the Company owned by them to any one or otherwise encumber or affect such Capital Stock, in any manner, except as contemplated by this Agreement.

E. Exclusivity. For a period of sixty (60) days from the date of this Agreement, Shareholders will not (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any equity interest, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation or equity exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing. Shareholders will notify IBS immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

F.       Transactions in IBS Stock. Pending the Closing, Shareholders shall not,
         directly  or  indirectly,   effectuate  or  cause  to  be  effectuated,
         purchases or sales of IBS's IBS Stock.

6. Representations and Warranties of IBS. IBS represents and warrants to each of Shareholders (which representations and warranties shall survive the Closing, as follows:

A. Organization and Standing. IBS is a corporation duly organized and validly existing and in good standing under the law of the State of Delaware and each and every other state where the failure to qualify would have a material adverse effect on IBS. When issued, the IBS Stock will be validly issued, non-assessable and fully paid.

B. Legal Capacity; No Restrictions. IBS has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action required to authorize IBS to enter into this Agreement and to carry out the transactions contemplated hereby has been properly taken; and this Agreement constitutes the legal, valid and binding obligation of IBS, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by IBS in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to (a) any provision of IBS's respective articles of incorporation or by-laws, as currently amended and in effect or (b) any franchise, mortgage, indenture or deed of trust or any material lease, license or other agreement or any law, regulation, order, judgment or decree to which IBS is a party or by which it (or any of its assets, properties, operations or business) may be bound, subject to or affected. Since January 1, 1999, there has been no material adverse change in the business, condition (financial or otherwise), properties, assets, liabilities, operations or prospects of IBS.

C. Compliance with Laws and Other Instruments. IBS has complied with all existing material federal, state and local laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted, and neither the ownership nor use of IBS's properties nor the conduct of their respective businesses conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any term or provision of their respective (i) certificates of incorporation or bylaws, as currently amended and in effect, or (ii) any mortgage, indenture, deed of trust or material Encumbrances, lease, license or agreement or any law, ordinance, rule, regulation, order, judgment or decree to which IBS is a party or by which they or any of their respective properties, assets or operations may be bound or affected or which might material adversely affect any such properties, assets or operations. Without limiting the generality of the foregoing, to the best knowledge and belief of IBS, neither of IBS nor any of their respective officers, directors, employees or agents has, directly or indirectly, made, promised to make, or authorized the making of, any offer, payment or gift of money or anything of value to any governmental official, political party or employee, agent or fiduciary of a customer, to obtain a contract for or to influence a decision in favor of IBS where such offer, payment or gift was or would be, if made, in violation of any applicable law, nor has it maintained cash or anything of value, in an account or otherwise, not properly or accurately accounted for on the respective books and records of IBS for this purpose.

D. Disclosure. None of the respective representations or warranties by IBS contained in this Agreement, and no information contained in any other instrument furnished or to be furnished by IBS pursuant to this Agreement, including the information under Rule 402 promulgated under the Securities Act of 1933, or in connection with the transaction contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

E. Investment Intent. IBS is acquiring the Capital Stock for its own respective accounts for investment, and not with a view to the resale or distribution thereof. IBS intends, immediately after the exchange hereunder, to continue or cause the Company to continue the historic business of the Company.

F. Finders' and Brokers' Fees. Neither IBS nor anyone on behalf of IBS, has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

7. Nature and Survival of Representations and Warranties of Shareholders. All statements contained in this Agreement and the Disclosure Letter delivered by or on behalf of Shareholders and/or the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties, covenants and agreements made by Shareholders. Each statement, representation, warranty, covenant and agreement made or deemed made by Shareholders shall survive the Closing Date until twenty-four (24) months from the Closing Date. The statements, representations, warranties, covenants and agreements made or deemed made by Shareholders in this Agreement shall not be affected or deemed waived by reason of the fact that IBS or their representatives should have known that any such representation, warranty, covenant or agreement is or might be inaccurate in any respect unless Shareholders can demonstrate that IBS or their representatives had actual (and not merely constructive) knowledge that any such representations, warranty, covenant or agreement is inaccurate in such respect. Any furnishing of information to IBS by Shareholders pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of Shareholders or the Company to which IBS shall have access or any information obtained by, or made available to, IBS as a result of any investigation made by or on behalf of IBS prior to or after the date of this Agreement, shall not affect IBS's right to rely on any statement, representation, warranty, covenant or agreement made or deemed made by Shareholders in this Agreement and shall not be deemed a waiver thereof unless Shareholders can demonstrate that IBS or its representatives had actual (and not merely constructive) knowledge that any such statement, representation, warranty, covenant or agreement is inaccurate in such respect.

8. Conditions Precedent to Obligations of IBS. The exchange by IBS and the Shareholders of the Capital Stock and the IBS Stock is subject to the conditions set forth in this Section 8 for the exclusive benefit of IBS to be fulfilled on or prior to the Closing Date. IBS may, however, waive the fulfillment of any of these conditions, either before or after the Closing Date, but any waiver, to be binding upon IBS, must be by a writing duly executed by it or shall be reflected by IBS's closing of the transactions contemplated hereby. Shareholders shall use commercially reasonable efforts to cause each condition to be fulfilled.

                  A. Representations. All representations and warranties of Shareholders and the Company contained in this Agreement, the Disclosure Letter, and any document, certificate or other instrument delivered by or on behalf of Shareholders and/or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct when made in all material respects and such representations and warranties shall be deemed to be, as of the Closing Date, true and correct in all material respects.

                  B. Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Shareholders and/or the Company at or prior to the Closing Date shall have been duly and properly performed or fulfilled in all material respects.

                  C. No Adverse Change. On the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business
                           (financial  or  otherwise)  of the Company  from that
                           shown or reflected in the Interim Financial Statements. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of IBS, materially and adversely affects or may materially or adversely affect the operations, business or prospects of the Company.

                  D. Documents. All documents required to be delivered to IBS at or prior to the Closing Date shall have been duly delivered.

                  E. No Litigation. On the Closing Date, except as set forth in the Disclosure Letter, no action or proceeding shall be pending or threatened by any person, firm, corporation, or governmental authority which questions, or seeks to enjoin or prohibit (a) the exchange of the Capital Stock hereunder and the other transactions contemplated by this Agreement or
                           (b) the right of the Company to conduct its operations and carry on its business in the normal course and in accordance with past practice.

                  F. No Legislation. No legislation (whether by statute, regulation or otherwise) shall have been enacted or introduced subsequent to the date of this Agreement which, in the reasonable opinion of IBS, materially and adversely affects or may materially and adversely affect the operations, business or prospects of the Company.

                  G. Employment Agreements. Spencer, Deep, Bayless, Ivey and Lenox shall have entered into written employment agreements acceptable to IBS.

                  H.       Car  Lease   Obligations.   The  Company  shall  have
                           relieved itself of all of its obligations under any and all car leases.

9. Conditions Precedent to Obligations of Shareholders. The sale of their Capital Stock by Shareholders is subject to the conditions set forth in this Article for the exclusive benefit of Shareholders to be fulfilled on or prior to the Closing Date. Shareholders may, however, waive the fulfillment of any of these conditions, either before or after the Closing Date, but any waiver, to be binding upon Shareholders, must be by a writing executed by, or on behalf of, them. IBS shall use commercially reasonable efforts to cause each condition to be fulfilled.

                  A. Representations. All of the respective representations and warranties of IBS contained in this Agreement shall be true and correct in all material respects when made and such representations and warranties shall be deemed to be, as of the Closing Date, true and correct in all material respects.

                  B. Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by IBS at or prior to the Closing Date shall have been duly and properly performed or fulfilled in all material respects.

                  C. Documents. All documents required to be delivered to Shareholders at or prior to the Closing shall have been duly delivered or to be executed by IBS in connection with this Agreement shall have been executed.

                  D. No Litigation. On the Closing Date, except as set forth in the Disclosure Letter, no action or proceeding shall be pending or threatened by any person, firm, corporation, or governmental authority which questions, or seeks to enjoin or prohibit (a) the exchange of the Capital Stock hereunder and the other transactions contemplated by this Agreement or
                           (b) the right of the Company to conduct its operations and carry on its business in the normal course and in accordance with past practice.

                  E. No Legislation. No legislation (whether by statute, regulation or otherwise) shall have been enacted or introduced subsequent to the date of this Agreement which, in the reasonable opinion of Shareholders, materially and adversely affects or may materially and adversely affect the operations, business or prospects of the Company or IBS.

                  F. Employment Agreements. Spencer, Deep, Bayless and, Ivey and Lenox shall have entered into written employment agreements acceptable to IBS.

10. Delivery by Shareholders at the Closing. On the Closing Date, and subject to the terms and conditions set forth herein, Shareholders shall deliver to IBS:

         A. Certificates evidencing all of the issued and outstanding Capital Stock, together with such instruments as IBS may reasonably request to effect the sale, transfer and assignment of the Capital Stock from Shareholders to IBS.

         B. Resolutions of Company's Board of Directors and shareholders approving the transactions contemplated hereby.

         C. Executed employment agreements, in form satisfactory to IBS, for Spencer, Deep, Bayless, Ivey and Lenox, respectively.

         D. The written resignations of Spencer, Deep, Bayless and Ivey as officers and directors of the Company and any and all other officers and directors of the Company.

         E. Written, executed terminations of any existing employment agreements with the Company.

         F. Shareholders shall have procured those third-party consents required in connection with the transactions contemplated herein.

         G.       Such additional items as IBS may reasonably request.

11. Delivery by IBS on the Closing Date. On the Closing Date, and subject to the terms and conditions set forth herein, IBS shall deliver to
         Shareholders:

              A.  The Closing Shares.

              B. The fully executed Reserve Letter (Exhibit B) and evidence of the delivery/reservation of the Stock Certificate or Certificates, evidencing the First Reserve Shares and the Second Reserve Shares, to IBS's Reserve Agent as provided in this Agreement

12. Expenses. IBS shall bear and pay the legal, accounting and other expenses of IBS associated with the consummation of the transactions contemplated hereby. The Company shall bear and pay the legal, accounting and other expenses of the Company associated with the consummation of the transactions contemplated hereby. Each Shareholder shall bear and pay his legal, accounting and other expenses associated with the consummation of the transactions contemplated hereby; provided, however, that any outside financial, accounting, legal and/or other expenses incurred by a Shareholder with respect to the consummation of the transactions contemplated hereby, shall be the sole responsibility and obligation of such Shareholder; provided, however, that the Shareholders shall be entitled to cause the Company to make a distribution to Shareholders in the amount of such expenses prior to closing.

14. IBS Indemnification. IBS shall indemnify and hold harmless the Shareholders and their respective heirs, executors and legal representatives ("Shareholder Indemnitees") from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys', accountants and other professional fees, which may be sustained, suffered or incurred by any of the Shareholder Indemnitees arising from or by reason of or in connection with any breach of the representations, warranties or covenants made by IBS herein. This indemnity shall survive the Closing Date; provided, however, that any claim for indemnity hereunder must be presented to IBS within twenty (24) months of the Closing Date. Without limiting the generality of the foregoing, IBS agrees to assume any indebtedness for borrowed money of the Company listed on the Disclosure Letter and shall pay such indebtedness within thirty (30) days following the Closing Date and shall obtain a release of each of the Shareholders as a personal guarantor of any such indebtedness, and IBS shall indemnify and hold harmless each of the Shareholder Indemnitees from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys', accountants and other professional fees, which may be sustained, suffered or incurred by any of the Shareholder Indemnitees arising from or by reason of or in connection with each of IBS's failure to pay off such indebtedness and IBS's failure to obtain a release of Shareholders' personal guaranties. IBS agrees that the release of the Shareholders' personal guaranties is merely incidental to the Reorganization and the assumption of the liabilities by IBS is done to continue the financial strength of the Company and its historic business.

15. Publicity. No party shall issue any press release or make any public announcement relating tot he subject matter of this Agreement or otherwise publicize the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby without the prior written approval of the form and content of such press release or publicity by IBS or Shareholders, as applicable; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making such disclosure).

16. Tax Matters. (a) The parties agree to treat the transactions contemplated by this Agreement as a tax free reorganization under
         Section 368(a)(1)(B) of the Code. All of the parties hereto represent, warrant and covenant that they shall use their best efforts not to take any action, whether before, during or after the Closing, that would be inconsistent with treating this transaction as a tax free reorganization under Section 368(a)(1)(B) of the Code. The representations, warranties and covenants set forth in this Section 16 shall survive the Closing of the transaction.

                  (b) For tax purposes, Shareholders' tax statements (K-1) shall reflect a closing of the books of the Company as of the date of closing prepared consistently with the Compay's prior tax filings and in accordance with Section 706(c) of the Internal Revenue Code of 1986, as amended (the "Code") and all similar state and local tax provisions, such that only income, deductions, credits, losses and other tax attributes of the Company up to and including the Closing Date shall be taken into the income of the Shareholders and any income, deductions, credits, losses and other tax attributes after the closing date shall be attributable to the Company or IBS. No annual proration of items shall occur or be reported, but rather a true closing of the books shall occur. The parties hereto agree that, in the event that the Company has net income, as computed by the Code, associated with the operations of the Company prior to the Closing Date, the Shareholders, as the only shareholders of the Company immediately prior to the Closing Date, shall be entitled to a distribution from the Company equal to their tax liability associated with such income. The Shareholders, at the expense and with the reasonable approval of the Company, shall be responsible for preparing (or at Shareholders's option, causing the Company's independent certified accounting firm to prepare) all returns and reports for the Company's income taxes for the taxable periods through the Closing Date. IBS shall be responsible for filing or causing the Company to file all returns and reports for Taxes for the taxable periods of the Company after the Closing Date.

17.      Notices.

              A. Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given upon personal delivery or three (3) days following the mailing thereof by first class certified mail, return receipt requested, postage prepaid; or by telecopier or other electronic means, as follows:

                           If to IBS:

                           IBS Interactive, Inc.
                           2 Ridgedale Avenue, Suite 350
                           Cedar Knolls, New Jersey 07927
                           Attention: Nicholas Loglisci, Jr., President

                           with a copy to:

                           Brian W. Seidman, Esq.
                           600 Third Avenue
                           New York, New York  10016

                           If to Shareholders:

                           Mr. Dan E. Spencer
                           Mr. Raymond Deep
                           Mr. Michael Bayless
                           Mr. Michael Ivey
                           Mr. Billy Lenox
                           c/o Spectrum Information Systems, Inc.
                           114 Castle Drive
                           Madison, Alabama 35758

                           with a copy to:

                           S. Revelle Gwyn, Esq.
                           Bradley Arant Rose & White LLP
                           200 Clinton Avenue West, Ste. 900
                           Huntsville, Alabama 35801

         B. Any party hereto may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.

18.      Miscellaneous.

         A. Entire Agreement; Amendment. This Agreement together with the Disclosure Letter constitute the entire agreement of the parties with respect to the subject matter hereof and the transactions contemplated hereby and supercedes any prior oral or written understanding or agreement of the Shareholders and IBS with respect thereto. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

         B. Disclosure Letter Part of Agreement. The Disclosure Letters referred to herein and delivered to IBS pursuant hereto, including any amendments thereto or changes therein delivered to IBS on or prior to the Closing Date, shall be deemed part of this Agreement as fully and effectively as if set forth at length herein. The terms used in said Disclosure Letter shall have the same meanings as such terms have in this Agreement unless a contrary intention is clearly manifested therein.

         C. Severability. In the event that any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction for any reason, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining portion of such provision or the other provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         D. No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         E. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its successors and assigns. Except as hereafter provided, this Agreement shall not be assigned by either IBS or Shareholders and any attempted assignment shall be void.

         F. Persons Having Rights Under This Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contemplated hereby. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

         G. Headings. The article and section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles or sections.

         H. Further Assurances. Shareholders and IBS shall cooperate and take such actions and execute and deliver such other documents, at or prior to the Closing or subsequent thereto as may be reasonably requested by any other party hereto in order to carry out this Agreement and the transactions contemplated thereby.

         I. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party but all of which taken together shall constitute one and the same Agreement.

         J. Rights and Remedies. All rights, powers and remedies afforded to a party under this Agreement, by law or otherwise, shall be cumulative (and not alternative) and shall not preclude assertion or seeking by a party of any other rights or remedies.

         K. Certain Definitions. As used herein, the word "person" shall include an individual and entity of any kind.

         L. Attorney-in-Fact. Each Shareholder hereby appoints Raymond Deep as such Shareholder's attorney-in-fact and representative, to do any and all things and to execute any and all documents, in such Shareholder's name, place and stead, in any way which such Shareholder could do if personally present, in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, amending, canceling, extending or waiving any term of this Agreement, to bring claims for and defend claims against liabilities and Additional Liabilities pursuant to the terms of this Agreement and to enter into settlement negotiations and to settle claims thereunder, and to accept notices pursuant to Section 16 of this Agreement. Each of the other parties hereto shall be entitled to rely, as being binding upon each Shareholder, upon any document reasonably believed by it to be genuine and correct and to have been signed by the attorney-in-fact, and no other party shall be liable to any Shareholder for any action taken or omitted to be taken by it on such reliance.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

         Shareholder                                 Shareholder

         /s/ Dan E. Spencer                          /s/ Raymond Deep
         ---------------------                       --------------------
         Dan E. Spencer                              Raymond Deep


         Shareholder                                 Shareholder

         /s/ Michael Bayless                         /s/ Michael Ivey
         ---------------------                       --------------------
         Michael Bayless                             Michael Ivey

         Shareholder                                 Shareholder

         /s/ Billy Lenox
         ---------------------                       --------------------
         Billy Lenox


SPECTRUM, INC.


By: /s/ Dan E. Spencer
    --------------------
     Dan E. Spencer
     President


IBS INTERACTIVE, INC.



By:  /s/ Jeffrey Brenner
     ------------------------
     Jeffrey Brenner
     Chief Financial Officer